UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2024

ARRAY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 Midway Place NE

Albuquerque, New Mexico 87109

(Address of Principal Executive Offices) (Zip Code)

(505) 881-7567

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2024, Array Technologies, Inc. (the “Company”) and Kurt Wood, Chief Financial Officer of the Company (“CFO”), mutually determined that Mr. Wood would step down from his position as CFO, effective as of June 30, 2024. Following his transition from his position as CFO, Mr. Wood will act as a strategic advisor to the Company until his expected separation from the Company on September 30, 2024 (the “Transition Period”).

In connection with Mr. Wood’s transition and separation from service, the Company entered into a transition and separation agreement (the “Transition Agreement”) with Mr. Wood on June 6, 2024. The Transition Agreement provides for the continuation of Mr. Wood’s current base salary during the Transition Period until his separation from service. Additionally, subject to Mr. Wood’s execution and non-revocation of a general release of claims in favor of the Company and Mr. Wood’s compliance with his existing restrictive covenants, the Company will pay Mr. Wood the following, pursuant to the terms of the Company’s Severance Policy: (i) an amount equal to 100% of Mr. Wood’s annual base salary, for a severance period of 12 months following the last day of the Transition Period (the “Separation Date”), (ii) an amount equal to Mr. Wood’s target annual cash bonus for 2024, pro-rated for his partial year of service, and (iii) subject to his timely election of COBRA coverage, payment of the Company’s portion of monthly COBRA premiums for 12 months (or, if earlier, until he becomes eligible for coverage under a subsequent employer’s health plan).

In addition, (i) the unvested portion of any outstanding time-based RSUs on the Separation Date (after giving effect to any accelerated vesting provide under the terms of the award agreements evidencing such awards) will continue to vest over the severance period as if Mr. Wood had remained employed through each subsequent vesting date, and (ii) any outstanding PSUs for which the performance period has not been completed will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated as if Mr. Wood had remained employed through September 30, 2025.

The foregoing is not a complete description of the Transition Agreement and is qualified in its entirety by reference to the full text and terms of the Transition Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024.

Item 7.01	Regulation FD Disclosure.

On June 10, 2024, the Company issued a press release describing the matters in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein. The information included in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any other filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description

99.1	Press Release of Array Technologies, Inc., dated June 10, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: June 10, 2024	By:	/s/ Tyson Hottinger
	Name:	Tyson Hottinger
	Title:	Chief Legal Officer and Corporate Secretary